UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

INTERACTIVE BROKERS GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	30-0390693
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Pickwick Plaza, Greenwich, Connecticut	06830
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Class A common stock, $0.01 par value	Investors Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE
This Registration Statement on Form 8-A is being filed to register the Class A common stock, par value $0.01 per share (the "Common Stock") of Interactive Brokers Group, Inc. (the "Company"), pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") in connection with the transfer of the listing of the Common Stock from the Nasdaq Global Select Market of the NASDAQ Stock Market LLC to Investors Exchange LLC ("IEX"). The listing on IEX is expected to be effective as of the close of trading on Thursday, October 4, 2018.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.          Description of Registrant's Securities to be Registered.

The Company hereby incorporates by reference herein the description of its Common Stock to be registered hereunder set forth under the heading "Description of Capital Stock" in the Company's Registration Statement on Form S-3 (File No. 333-219552) filed with the Securities and Exchange Commission on July 28, 2017, except that the disclosure under the sub-caption "Listing" therein is hereby amended to read in full as follows: "Our Common Stock will be listed on the Investors Exchange LLC under the symbol IBKR, effective as of the close of trading on Thursday, October 4, 2018."
Item 2.          Exhibits

Pursuant to the instructions as to Exhibits for this Registration Statement on Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on IEX and the securities being registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

INTERACTIVE BROKERS GROUP, INC.

By	/s/ Paul J. Brody
Name: Paul J. Brody
Title: Chief Financial Officer, Treasurer and Secretary

Date: September 28, 2018